EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors
NeoMedia Technologies, Inc.

We hereby consent to the incorporation by reference in the previously filed Registration Statements (File Nos. 333-110189 and 333-109778) of our report dated March 26, 2010 relating to the consolidated financial statements of NeoMedia Technologies, Inc. as of and for the year ended December 31, 2009, which appears in this Annual Report on Form 10-K.

/s/ Kingery & Crouse, P.A.
Tampa, Florida
March 26, 2010